SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement         [ ]   Confidential, for Use of the
[X]   Definitive Proxy Statement                Commission Only (as permitted
[ ]   Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        TEXAS REGIONAL BANCSHARES, INC.
             (Names of Registrants as Specified in Their Charters)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrants)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                   [TEXAS REGIONAL BANCSHARES, INC. LETTERHEAD]

G. E. Roney
Chairman of the Board, President &            3700 North Tenth Street, Suite 301
Chief Executive Officer                                     McAllen, Texas 78501

                                 March 10, 1997

Dear Shareholder:

     You are cordially invited to attend the annual meeting of the shareholders which will be held at 4:30 p.m. Monday, April 14, 1997 at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503.

     The notice of the meeting and proxy statement on the following pages detail the formal business scheduled for discussion. The Texas Regional Bancshares, Inc. 1996 Annual Report is enclosed and provides you with material which reviews the financial results for the year 1996.

     In order for you to be represented at the annual shareholders' meeting, please complete, sign, date and return the enclosed proxy form promptly. The proxy form includes authority to vote all of your shares of Class A Voting Common Stock.

     By returning the completed proxy form, you are assured of representation. Should you attend the annual shareholders' meeting in McAllen, you retain the right to revoke your proxy and vote in person even though you have previously mailed the enclosed proxy form.

     Your directors, officers and employees join me in expressing our appreciation for your continued support.

                                          Yours very truly,
                                          G. E. RONEY
                                          Chairman of the Board, President &
                                          Chief Executive Officer

                        TEXAS REGIONAL BANCSHARES, INC.
                       3700 North Tenth Street, Suite 301
                              McALLEN, TEXAS 78501

                    NOTICE OF ANNUAL MEETING APRIL 14, 1997

     The annual meeting of shareholders of Texas Regional Bancshares, Inc. (the "Company") will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503 on April 14, 1997 at 4:30 p.m. for the following purposes:

     1. TO ELECT DIRECTORS;

     2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

     Only stockholders of record of the Company's Class A Voting Common Stock at the close of business on February 28, 1997 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

     A copy of the Company's annual report containing financial data and a summary of operations for 1996 accompanies this notice.

                                          By Order of the Board of Directors,

                                          NANCY F. SCHULTZ
                                          Senior Vice President, Secretary
                                          & Treasurer

McAllen, Texas
March 10, 1997

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                        TEXAS REGIONAL BANCSHARES, INC.
                       3700 North Tenth Street, Suite 301
                              McALLEN, TEXAS 78501
                          ---------------------------

                                PROXY STATEMENT
                          ---------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Texas Regional Bancshares, Inc. ("Texas Regional" or the "Company"), 3700 North Tenth Street, McAllen, Texas 78501 of proxies for use at the annual meeting of shareholders on April 14, 1997 and at any and all postponements and adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting. The meeting will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503 at 4:30 p.m. Holders of record of the Company's Class A Voting Common Capital Stock ("Common Stock") at the close of business on February 28, 1997 will be entitled to one vote for each share held on all matters to come before the meeting.

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at February 28, 1997 will constitute a quorum. As of February 28, 1997, there were outstanding 8,708,898 shares of Common Stock. This Proxy Statement and the proxies being solicited were first mailed or given to shareholders on or about March 10, 1997.

     The Company's principal executive offices are located at 3700 North 10th Street, Suite 301, McAllen, Texas 78501.

     Any shareholder of record entitled to vote at the annual meeting may revoke a proxy before it has been voted by delivering to the Company a written notice of revocation or by delivering to the Company a duly executed proxy bearing a later date or by attending the meeting, revoking the proxy and voting in person. Attendance at the annual meeting will not, in itself, constitute revocation of a previously granted proxy.

     A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions are included in the determination of the number of shares present and voting and are not counted for purposes of determining whether a proposal has been approved. Broker nonvotes are not included in the determination of the number of shares present and are not counted for purposes of determining whether a proposal has been approved.

     The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding soliciting materials to beneficial owners of stock held of record by such persons. Proxies may be solicited by directors, officers or employees of the Company personally or by further mailing, telephone, telegram or facsimile without additional compensation other than their regular compensation.

                        ITEM 1 -- ELECTION OF DIRECTORS

     A board of 9 directors is to be elected by the shareholders at the annual meeting. The proxy holders named in the proxies being solicited will vote for the election of the 9 persons named below, unless authorization to do so is withheld. The Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve; however, if any nominee is unable to serve or for good cause will not serve, the proxy holders may vote for the election of a substitute nominee in the exercise of their own judgment.

     Each person elected as a director will hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. The name and age of each nominee and the year in which each nominee became a director of the Company are set forth below.

     All persons named below are directors of the Company at the present time. There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer except that G. E. Roney, the Chairman of the Board & Chief Executive Officer of the Company and Texas State Bank is the father-in-law of Douglas G. Bready, a Director and Executive Vice President of Texas State Bank. In addition, Tudor G. Uhlhorn, a Director of Texas State Bank, is the son of Julie
G. Uhlhorn, a member of the Board of Directors of the Company and Texas State Bank; Robert R. Farris, a Director of Texas State Bank, is the son of Robert G. Farris, a member of the Board of Directors of the Company and Texas State Bank; and Robert F. Boggus, a Director of Texas State Bank, is the son of Frank N. Boggus, a member of the Board of Directors of the Company and Texas State Bank.

                                                                                                             DIRECTOR
NAME                                                     PRINCIPAL OCCUPATION(1)                      AGE     SINCE
-------------------------------------  ------------------------------------------------------------   ---    --------
Morris Atlas                           Senior and Managing Partner,                                   70        1994
                                       Atlas & Hall L.L.P.
Frank N. Boggus                        Chairman of the Board,                                         68        1983
                                       Boggus Motor Company, Inc.
Robert G. Farris                       President, Valley Transit Company                              66        1983
Joe M. Kilgore                         Partner, McGinnis, Lochridge &                                 78        1983
                                       Kilgore, L.L.P.
C. Kenneth Landrum, M.D.               Gynecologist (Retired)                                         68        1994
G. E. Roney                            Chairman of the Board, President and Chief Executive           66        1985
                                       Officer, Texas Regional Bancshares, Inc. and Chairman of the
                                       Board, Chief Executive Officer and Trust Officer, Texas
                                       State Bank(2)
Julie G. Uhlhorn                       Chairman of the Board, Rio Grande Equipment Company Inc.       66        1983
Paul G. Veale, Sr., CPA                Investments                                                    75        1985
Jack Whetsel                           Investments                                                    76        1985

------------
(1) Each of the foregoing persons has been engaged in the principal occupation indicated for the past five years, except that Mr. Whetsel's principal occupation was Chairman of the Board of Broadway Hardware, Inc. (a retail hardware, electronics and home improvements store located in McAllen) prior to his retirement in 1993, and Dr. Landrum's principal occupation was as a medical doctor practicing with Landrum-Chester OB-GYN Associates prior to his retirement in 1994.

(2) Subsidiary of the Company.

     Mr. Kilgore is a director of other publicly-held corporations. He serves as a director of Reno Air, Inc. (a regional airline based in Reno, Nevada) and of Photo Control, Inc. (a supplier of photographic equipment).

BOARD MEETINGS AND COMMITTEES

     During 1996, the Board of Directors held fourteen meetings and the committees described below each held the number of meetings indicated. No director attended fewer than 75% of the total number of meetings of the Board of Directors and Committees on which such director served.

     The Company has an Audit Committee and a Stock Option and Compensation Committee but does not have a Nominating Committee. In addition, four of the Company's directors serve as Trustees of the Texas Regional Bancshares, Inc. Employee Stock Ownership Trust (the "KSOP Trust") which administers assets held pursuant to the Company's Employee Stock Ownership Plan (with 401k provisions) (the "KSOP Plan").

     During 1996, Messrs. Boggus, Landrum, Kilgore and Mrs. Uhlhorn were members of the Audit Committee whose function is to recommend independent auditors to the Board of Directors and review the scope of proposed audits, the adequacy of the Company's accounting procedures and controls, and the services performed by the auditors. The Audit Committee held six meetings in 1996.

     During 1996, Messrs. Atlas, Boggus, Farris, Kilgore, Landrum and Whetsel were members of the Stock Option and Compensation Committee, which recommends to the Board of Directors the compensation and stock options to be granted to the Company's officers. The Stock Option and Compensation Committee held five meetings during 1996.

     The Trustees of the KSOP Trust, who hold and invest the Trust's assets, held seven meetings during 1996. The Trustees of the KSOP Trust are Messrs. Atlas, Boggus, Kilgore and Roney.

COMPENSATION OF DIRECTORS

     The Company pays directors and advisory directors $700 for each Texas Regional Board of Directors meeting and reimburses all directors for out-of-pocket expenses incurred in attending meetings. In addition, during 1996, the Company paid each non-management director a bonus of $3,000 for service as a director of the Company and Texas State Bank. Each director of the Company's subsidiary, Texas State Bank (which includes each director of Texas Regional), receives $600 for each Texas State Bank Board of Directors meeting. Non-management directors during 1996 also received bonuses aggregating $3,000 for service as a director of the Bank. Mr. Roney also receives compensation from the Company as an executive officer of the Company and its subsidiary, as indicated below.

                               EXECUTIVE OFFICERS

     The Company's executive officers are elected annually by the Board of Directors, each to serve a one-year term or until his or her successor is elected and qualified. The name, age, year each first became an executive officer and current and proposed position held at the Company by each appears in the following table:

                                                      OFFICER
  NAME                   AGE         SINCE    CURRENT POSITION
-----------------------  ---        -------   ----------------------------------
G. E. Roney              66           1985    Chairman of the Board, President &
                                              Chief Executive Officer
George R. Carruthers     46           1985    Executive Vice President &
                                              Chief Financial Officer
Nancy F. Schultz         56           1985    Senior Vice President, Secretary &
                                              Treasurer

     The Company's subsidiary, Texas State Bank, has the following senior executive officers. The name, age, year each first became an officer and current position held at Texas State Bank by each appears in the following table:

                                OFFICER
  NAME                    AGE    SINCE    CURRENT POSITION
-----------------------   ---   -------   --------------------------------------
G. E. Roney               66      1985    Chairman of the Board, Chief Executive
                                            Officer & Trust Officer
Paul S. Moxley            52      1986    President & Secretary of the Board
Danny L. Buttery          49      1985(1) President -- Harlingen location
Frank A. Kavanagh         50      1992    Senior Executive Vice President --
                                            Mission location
George R. Carruthers      46      1985    Executive Vice President & Chief
                                            Financial Officer
------------
(1) Includes service before and since the merger of Harlingen State Bank into Texas State Bank.

     Each of the executive officers has been engaged in the principal occupation for the past five years as previously noted and as presented above except for Frank Kavanagh who served as president of Mid Valley Bank from August 1988 until its merger with Texas State Bank in 1992.

                       COMPENSATION COMMITTEE INTERLOCKS

     Prior to June 1994 Frank N. Boggus served as President of the Company and currently serves on the Stock Option and Compensation Committee. However, Mr. Boggus is not now, nor was he at the time of his service as an officer, an employee of the Company. Mr. Boggus does not receive compensation from the Company or Texas State Bank other than director fees and outside director bonuses indicated above.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The following table sets forth compensation information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                            -------------
                                              ANNUAL COMPENSATION             NUMBER OF
              NAME AND                 ---------------------------------    STOCK OPTIONS        ALL OTHER
         PRINCIPAL POSITION              YEAR     SALARY(1)     BONUS          GRANTED        COMPENSATION(2)
-------------------------------------  ---------  ----------  ----------    -------------     ---------------
G. E. Roney                                 1996  $  407,436  $  300,000             0           $ 100,555
  Chairman of the Board,                    1995     406,273     175,000        65,000              99,430
  President & Chief Executive               1994     385,505      85,000       135,050              99,430
  Officer of the Company and Chairman
  of the Board,
  Chief Executive Officer and
  Trust Officer of the Bank
Paul S. Moxley                              1996     170,269      38,000             0              13,406
  President & Secretary of                  1995     154,001      28,000         4,000              13,014
  the Board of Directors of                 1994     143,403      18,000         5,270              12,790
  Texas State Bank
Danny L. Buttery                            1996     164,947      28,000             0              12,000
  President of the Bank's                   1995     152,448      23,000         4,000              12,000
  Harlingen location                        1994     143,236      18,000         5,270              12,000
Frank A. Kavanagh                           1996     168,564      30,000             0              13,500
  Senior Executive Vice                     1995     154,408      25,000         4,000              13,500
  President of the Bank's                   1994     146,464      18,000         5,270              13,500
  Mission location
George R. Carruthers                        1996     101,804      51,500             0              11,547
  Executive Vice President &                1995      91,302      20,000         3,500               9,817
  Chief Financial Officer of the            1994      86,269      13,500         3,162               8,844
  Company and of the Bank

------------
(1) The amounts indicated include wages, automobile allowances and director fees.

(2) The amounts in this column represent the amount of the Company's optional and matching contribution for each listed executive officer under the KSOP Plan. In addition, with regard to Mr. Roney, the amount indicated includes $87,430 accrued during each of 1996, 1995 and 1994 pursuant to the Deferred Compensation Plan adopted by the Company for the benefit of G. E. Roney, described in the Report of the Compensation Committee. The KSOP Plan contributions were determined in each case based upon the lesser of the compensation set forth in the table above or the maximum allowable under the KSOP Plan.

OPTION EXERCISES AND VALUES AT YEAR END 1996

     The following table sets forth as to each of the named executive officers information with respect to option exercises during 1996 and the status of their options on December 31, 1996: (i) the number of shares of Common Stock underlying options exercised during 1996, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 1996 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 1996.

                                                                AGGREGATE OPTION EXERCISES IN
                                                      LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                                        ------------------------------------------------------------------------------
                                                                                                            VALUE OF
                                                                                                           UNEXERCISED
                                                                                                           IN-THE-MONEY
                                                                              NUMBER OF UNEXERCISED        OPTIONS AT
                                                        VALUE REALIZED               OPTIONS                 FISCAL
                                          SHARES       (MARKET PRICE AT         AT FISCAL YEAR-END         YEAR-END(1)
                                        ACQUIRED ON     EXERCISE LESS      ----------------------------    -----------
                NAME                     EXERCISE      EXERCISE PRICE)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE
-------------------------------------   -----------    ----------------    -----------    -------------    -----------
G. E. Roney                                --             $--                151,300          48,750       $ 3,243,288
Paul S. Moxley                             --              --                  6,270           3,000           132,690
Danny L. Buttery                           --              --                  6,270           3,000           132,690
Frank A. Kavanagh                          --              --                  6,270           3,000           132,690
George R. Carruthers                       --              --                  4,037           2,625            84,220

                NAME                   UNEXERCISABLE
-------------------------------------  -------------
G. E. Roney                              $ 816,563
Paul S. Moxley                              50,250
Danny L. Buttery                            50,250
Frank A. Kavanagh                           50,250
George R. Carruthers                        43,969
------------
(1) Calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $34.00, the closing price per share for the Common Stock as reported on the NASDAQ National Market System on December 31, 1996.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting was the close of business on February 28, 1997 (the "Record Date"). On the Record Date there were 8,708,898 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting, and neither the Company's Articles of Incorporation nor its Bylaws provide for cumulative voting rights. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting is required for the election of directors.

     The following table sets forth certain information regarding the ownership of the Company's voting securities as of the Record Date by each shareholder who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities, each director, each executive officer named in the Cash Compensation Table and all executive officers and directors as a group.

     The number of shares of Common Stock beneficially owned by each person as indicated in the table is determined under rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the indicated shareholders have sole voting and investment power over the number of shares shown.

                                           COMMON STOCK
                                        ------------------
      NAME OF BENEFICIAL OWNER          NUMBER(1)       %
-------------------------------------   ---------      ---
Morris Atlas(2)......................      76,480      .88%
Frank N. Boggus(3)...................     147,903      1.70%
Danny L. Buttery(4)..................      20,099      .23%
George R. Carruthers(5)..............      14,345      .16%
James W. Collins, Individually and as
  Trustee of Carvan,
  Vanco, KVTC, Vannie Cook and Cook
  Memorial Trusts
  P.O. Box 1239
  McAllen, TX 78502(6)...............     597,659      6.90%
Robert G. Farris(7)..................       4,977      .06%
Frank A. Kavanagh(8).................      12,582      .14%
Joe M. Kilgore(9)....................     188,626      2.17%
C. Kenneth Landrum, M.D.(10).........      77,928      .89%
Paul S. Moxley(11)...................     107,037      1.23%
Entities affiliated with
  RCM Capital Management, L.L.C.,
  Four Embarcadero Center, Suite 2900
  San Francisco, CA 94111(12)........     507,100      5.80%
G. E. Roney
  3700 North Tenth Street, Suite 301
  McAllen, Texas 78501(13)...........     790,573      8.94%
Julie G. Uhlhorn(14).................      77,828      .89%
Paul G. Veale, Sr.(15)...............      40,908      .47%
Entities affiliated with
  Wanger Asset Management, L.P.
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606(16)........     480,000      5.51%
Jack Whetsel(17).....................     182,362      2.09%
All officers and directors as a group
  (14 persons)(18)...................   1,584,531      17.83%
------------
 (1) Included in the total indicated for each of Messrs. Atlas, Boggus, Kilgore and Roney are 3,645 shares which are unallocated shares held by the KSOP Plan. Messrs. Atlas, Boggus, Kilgore and Roney are the Trustees for the KSOP Plan. The KSOP Plan gives the Trustees the right to vote shares not allocated to participant's accounts. Each participant is entitled to direct the Trustees as to the exercise of any voting rights attributable to shares of Company stock allocated to his account. In the event voting instructions are not received from participants, the KSOP Plan provides that the Trustees shall not vote those shares. Each Director disclaims beneficial ownership of the 3,645 unallocated shares, except that Mr. Roney does not disclaim beneficial ownership of those shares later allocated to his account as an employee of the Company in accordance with the KSOP Plan.

 (2) The total includes 2,000 shares held by Mr. Atlas' wife. In addition, included in this total are 3,645 shares with respect to which Mr. Atlas holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Atlas disclaims any beneficial ownership in such KSOP shares.

 (3) The total includes 106,540 shares owned by five companies controlled by Mr. Boggus. In addition, included in this total are 3,645 shares with respect to which Mr. Boggus holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Boggus disclaims any beneficial ownership in such KSOP shares.

 (4) The total includes 13,829 shares allocated to Mr. Buttery's account as a participant in the KSOP Plan and 6,270 shares Mr. Buttery has the right to acquire within 60 days through the exercise of options.

                                          (FOOTNOTES CONTINUE ON FOLLOWING PAGE)

     Not included in the total are 3,000 shares which represent options granted in 1995 and not exercisable by Mr. Buttery. See "Executive
     Compensation -- Option Exercises and Values at year end 1996."

 (5) The total includes 9,978 shares allocated to Mr. Carruthers' account as a participant in the KSOP Plan and 4,037 shares Mr. Carruthers has the right to acquire within 60 days through the exercise of options. Not included in the total are 2,625 shares which represent options granted in 1995 and not exercisable by Mr. Carruthers. See "Executive Compensation -- Option Exercises and Values at year end 1996."

 (6) The information presented has been derived from Schedule 13D filed by Mr. Collins, dated February 7, 1997. Based on information contained in the
     Schedule 13D, Mr. Collins has sole voting power with respect to 592,605 shares, shared voting power with respect to 5,054 shares, sole dispositive power with respect to 592,605 shares and shared dispositive power with respect to 5,054 shares. In addition, Mr. Collins, as trustee of the named trusts, filed a Schedule 13G dated February 7, 1997, indicating the trusts' ownership, with sole voting power and sole dispositive power, of 544,483 shares, or 6.30% of the outstanding common stock of the Company.

 (7) The total includes 2,384 shares held by Mr. Farris' wife. Mr. Farris disclaims beneficial ownership of his wife's shares.

 (8) The total includes 6,312 shares allocated to Mr. Kavanagh's account as a participant in the KSOP Plan and 6,270 shares Mr. Kavanagh has the right to acquire within 60 days through the exercise of options. Not included in the total are 3,000 shares which represent options granted in 1995 and not exercisable by Mr. Kavanagh. See "Executive Compensation -- Option Exercises and Values at year end 1996."

 (9) The total includes 8,333 shares held by Mr. Kilgore's wife, 1,381 shares held by Mr. Kilgore as custodian for his grandchildren and 34,511 shares held by an independent trustee for Mr. Kilgore's Individual Retirement Account. In addition, included in this total are 3,645 shares with respect to which Mr. Kilgore holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Kilgore disclaims any beneficial ownership in such KSOP shares.

(10) The total includes 16,258 shares held by a trust for the benefit of Dr. Landrum, 6,172 shares held by a trust for Dr. Landrum's pension plan, 2,000 shares held in a Charitable Trust where Dr. Landrum acts as Trustee and 53,498 shares held in a trust for the benefit of Dr. Landrum's wife. Dr. Landrum disclaims beneficial ownership of his wife's shares.

(11) The total includes 406 shares held by Mr. Moxley's wife, 15,169 shares allocated to Mr. Moxley's account as a participant in the KSOP Plan, 78,610 shares held by trusts at Texas State Bank for which Mr. Moxley, Mr. Roney and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which they have no interest as beneficiaries and 6,270 shares Mr. Moxley has the right to acquire within 60 days through the exercise of options. Not included in the total are 3,000 shares which represent the options granted in 1995 and not exercisable by Mr. Moxley. See "Executive Compensation -- Option Exercises and Values at year end 1996."

(12) The information presented, together with the information in this footnote, has been derived from Schedule 13G filed by RCM Capital Management, L.L.C., RCM Limited, L.P. and RCM General Corporation, dated February 3, 1997, and from Schedule 13G filed by Dresdner Bank AG, dated February 7, 1997 (all such entities are herein collectively called the "RCM Group"). RCM
     Capital Management, L.L.C. is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. The managing agent of RCM Capital Management, L.L.C. is RCM Limited L.P., and the general partner of RCM Limited L.P., is RCM General Corporation. The address of each of RCM Capital Management, L.L.C., RCM Limited L.P., and RCM General Corporation is the address indicated. RCM Capital Management, L.L.C., is a wholly owned subsidiary of Dresdner Bank AG, the address of which is Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany. The RCM Group has sole voting power with respect to 429,600 shares, sole dispositive power with respect to 489,600 shares, and shared dispositive power with respect to 17,500 shares.

(13) The total includes 47,549 shares held by Mr. Roney's wife, 5,202 shares held by Mr. Roney's wife as trustee, 2,000 shares held by a trust for the benefit of Mr. Roney's wife, 76,610 shares held by trusts at

                                          (FOOTNOTES CONTINUE ON FOLLOWING PAGE)

     Texas State Bank for which Mr. Roney, Mr. Moxley and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which they have no interest as beneficiaries, 4,854 shares held by a company partly owned by Mr. Roney, 43,947 shares allocated to Mr Roney's account as a participant in the KSOP Plan, 151,300 shares Mr. Roney has the right to acquire within 60 days through the exercise of options, and 3,645 shares with respect to which Mr. Roney holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Roney disclaims any beneficial ownership in such KSOP shares, except that Mr. Roney does not disclaim beneficial ownership of those shares later allocated to his account as an employee of the Company in accordance with the KSOP Plan. In addition, Mr. Roney disclaims beneficial ownership of shares held by his wife, shares held by Trusts for the benefit of his wife and shares held by his wife as Trustee. Not included in the total are 48,750 shares which represent options granted in 1995 and not exercisable by Mr. Roney. See "Executive Compensation -- Option Exercises and Values at year end 1996."

(14) The total includes 27,016 shares which represent Mrs. Uhlhorn's beneficial interests in a trust and 26,854 shares held by a partnership owned 30% by Mrs. Uhlhorn.

(15) The shares indicated are owned by a limited partnership controlled by Mr. Veale.

(16) The information presented, together with the information in this footnote, has been derived from Schedule 13G filed by Wanger Asset Management, L.P., Wanger Asset Management, Ltd., and Ralph Wanger, dated February 14, 1997 (all such entities are herein collectively called the "Wanger Group"). Wanger Asset Management, L.P. is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. The general partner of Wanger Asset Management, L.P. is Wanger Asset Management, Ltd., and Ralph Wanger is the principal shareholder of Wanger Asset Management, Ltd. The address of each member of the Wanger Group is the address indicated. The Wanger Group has shared voting power and shared dispositive power with respect to all such shares.

(17) The total includes 78,610 shares held by trusts at Texas State Bank for which Mr. Whetsel, Mr. Moxley and Mr. Roney serve as trustees along with other individuals who are not directors of the Company but in which they have no interest as beneficiaries and 103,752 shares held in a trust for the benefit of Mr. Whetsel.

(18) Includes 1,167,416 shares as to which directors and officers have sole voting power, 417,115 shares as to which they have shared voting power, 1,071,491 shares as to which they have sole investment power and 513,040 shares as to which they have shared investment power. In addition, included in this total are 177,004 shares the officers have a right to acquire within 60 days through the exercise of options.

                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                      REPORT OF THE COMPENSATION COMMITTEE

     This Report of the Compensation Committee of the Board of the Directors of Texas Regional Bancshares, Inc. describes the basis upon which the Committee has made recommendations concerning the 1996 compensation payable to the officers of the Company and its wholly-owned subsidiary, Texas State Bank. It has been the duty of the Compensation Committee to consider the compensation of all officers, including the officers named in the compensation tables contained in the Proxy Statement included with the Notice of Annual Meeting of Shareholders of the Company scheduled for April 1997. During 1996, the recommendations of the Compensation Committee were accepted by the Board of Directors of the Company and by the Board of Directors of the Company's wholly-owned subsidiary, Texas State Bank.

COMPENSATION PHILOSOPHY

     The policy of the Compensation Committee is to make compensation decisions on the basis of long-term growth and performance objectives of the Company. As in 1995, the Compensation Committee gave particular emphasis to the Company's growth in total assets and book value in its consideration of compensation decisions. During 1996, in particular, the Committee considered the significant expansion of the Company's business as a result of the successful acquisitions of First State Bank & Trust Co. of Mission and The Border Bank of Hidalgo, Texas, and the increased responsibilities of senior management as a result of those acquisitions.

     For 1996, as in recent prior years, the compensation program has been based on the following principles:

      o The Company is committed to providing a competitive pay program that helps attract and retain quality personnel. To ensure that pay is competitive, the Company has regularly compared its pay practices with those of other financial institutions, particularly banks and bank holding companies, in the markets served by the Company, and from time to time modifies pay parameters based on this review.

      o Officers and other key management personnel rewards are based upon a combination of performance company-wide, performance of the business unit for which they are responsible, and individual performance. Among the performance standards reviewed in 1996 were sustained growth objectives and an ability to maximize profitability of individual business units, or contain costs within those units. For officers for whom community relationships are significant, compensation decisions have also been considered in light of the activities undertaken by those officers and the sense of the Board members of the community perceptions of the officers. Those officers with supervisory authority have also been evaluated, and compensation in part determined, on their ability to interact both with those persons who work for them and those persons who are required to work with them. In each case, the performance criteria are subjective and therefore the compensation decisions are not based upon a mathematical application of the performance criteria.

      o The Company has also strived for a recognition of the success of the organization as a whole in matters relative to compensation of individual officers. At those times when the organization's profitability and growth are strong, the Company believes that the officers and other employees of the organization should be entitled to compensation adjustments as a result of the availability of resources which they helped create.

     The Company has had an ongoing program of evaluation of employees and executives, in which senior officers set objectives and goals for junior officers and other employees reporting to them, evaluate the employees and officers on performance, and compare the results to the performance of others in the Company. Managers, including the chief executive officer, review the results of individual officers and employees, and consider other evaluation information in making recommendations to the Compensation Committee as to compensation for the officers of the Company and the Bank. The Committee considered these recommendations for purposes of 1996 compensation decisions. The Compensation Committee then made a recommendation to the Board of Directors of each of the Company and Texas State Bank on the basis of the evaluations presented for management other than the chief executive officer, and made a separate recommendation for the compensation of the chief executive officer based in part on the evaluation of the chief executive officer made by the Board of Directors. In 1996, the recommendations of the Compensation Committee were accepted by the Board of Directors of the Company and the Bank.

     In evaluating compensation, the Company is aware of the limitations on deductibility of compensation paid to highly compensated persons as imposed by Internal Revenue Code section 162(m). While the

Company does not at this time have any executive officer within the range of compensation for which limitations are imposed by that section, it is the policy of the Compensation Committee to review the impact of that section, and the requirements imposed on performance-based compensation described in that section, in the context of any qualifying compensation that may be proposed to be paid in the future.

COMPENSATION PROGRAM COMPONENTS

     The Compensation Committee regularly reviews the Company's compensation programs to ensure that the components of the compensation program will allow the Company to successfully attract and retain key employees. At the present time, the compensation program components available to the employees of the Company are:

          BASE SALARY. Base Salary levels are largely determined based upon comparison with peer group members as well as other potential competitors for the officers. Actual salaries are based upon individual performance contributions in accordance with the compensation philosophy of the Company.

          BONUSES. The officers of the Company in 1996 were granted performance-based bonuses as a component of their compensation. Bonuses were based on profitability of the Company and the profit center for which the particular officer is responsible. Among the factors considered in awarding bonuses are growth of deposits, the efforts of specific individuals on behalf of the Company and its growth and development, the profitability of the Company and containment of costs, as well as other factors considered important by the Company.

          EMPLOYEE STOCK OWNERSHIP PROGRAM. The Committee believes that participation in the employee stock ownership program of the Company encourages the officers and other employees of the Company to work toward the long-term goals and objectives of the Company. Decisions relative to contributions to the employee stock ownership program are made annually, with the aggregate amount based on a resolution of the Board of Directors, with individual allocations based on a formula. Any participant in the Plan who was employed by the Company as of December 31, 1996 and credited with at least 1,000 hours of service was eligible to participate in contributions to the Plan for 1996. During 1996, the Plan was amended to provide that the definition of service under the Plan, and crediting of service for purposes of vesting under the Plan, would include periods of employment by First State Bank & Trust Co. and The Border Bank, for persons who became employees of the Company as a result of the acquisition of those banks during 1996.

          STOCK OPTIONS. While no options were granted during 1996, the Stock Option and Compensation Committee continues to believe that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize shareholder returns. The Stock Option and Compensation Committee will consider recommending the award of stock options to existing employees or to prospective employees in the future as circumstances warrant.

          DEFERRED COMPENSATION PLAN. During 1993, the Company adopted a Deferred Compensation Plan for the Company's chief executive officer, Glen
     E. Roney. The Deferred Compensation Plan provides for payments of $100,000 per year for fifteen years beginning October 29, 2002, with such payments to be made to his designated beneficiary in the event of his death prior to full payout. The Plan benefits will be accelerated in the event that Mr. Roney should die before October 29, 2002, while still in the employ of the Company (with certain exceptions). The Company has established a Trust from which the deferred compensation payments are to be made, which is to be funded in an amount to be determined periodically at the discretion of the Board of Directors. An aggregate of $87,430 was transferred by the Company to the Trust during 1996. Funding of the Trust is to be accelerated in the event of the occurrence of certain defined events, including a change of control of the Company.

DISCUSSION OF CHIEF EXECUTIVE OFFICER COMPENSATION.

     The compensation of the Chief Executive Officer of the Company for fiscal year 1996 was reviewed in connection with his individual performance for the Company. Among qualitative and quantitative measures of the Company's performance considered by the Compensation Committee in making recommendations for the Chief Executive Officer's compensation were the growth of the Company, both from internal sources and from acquisition of the First State Bank & Trust Co. and The Border Bank, increasing profitability of the Company and its subsidiary, the capital of the Company and its subsidiary in relation to regulatory guidelines, the ability of the Company and its senior management to work cooperatively with regulatory authorities, the morale of personnel in the organization, and perception of the Compensation Committee as to the acceptance of the organization in the community.

     Specifically, in making compensation recommendations for the chief executive officer for compensation payable during 1996, the Compensation Committee considered as significant the fact that the Company successfully completed a substantial stock offering to fund the First State Bank & Trust Co. and The Border Bank transactions, the fact that book value per share of the Company's Class A Voting Common Stock increased from $9.00 at December 31, 1994, to $14.71 at December 31, 1996, and that the ratio of net income to average total assets increased from 1.43% for the year ended December 31, 1994, to 1.62% for the year ended December 31, 1996. The Compensation Committee also considered the expanded role of the chief executive officer as spokesperson for the Company in the public market.

     The Compensation Committee also reviewed the base salary and bonus for the Chief Executive Officer in the context of the compensation packages available for executives of similar-sized financial institutions, and the Committee considered the significant dependence of the organization on the continued involvement of the chief executive officer with the organization, and the need to treat the chief executive officer fairly in light of the responsibilities he has undertaken for the growth and development of the organization, in particular growth resulting from the acquisitions of First State Bank & Trust Co. and The Border Bank.

     Compensation Committee of the Board of Directors of Texas Regional Bancshares, Inc.

                                          Joe M. Kilgore, Chairman
                                          Morris Atlas
                                          Frank N. Boggus
                                          Robert G. Farris
                                          C. Kenneth Landrum
                                          Jack Whetsel

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the CRSP Total Return Index for NASDAQ Bank Stocks, which has been prepared by The Center for Research in Securities Prices (CRSP) at the University of Chicago for NASDAQ, for the last five years. The graph assumes that the value of the investment of the Company's Common Stock and each index was $100 at December 31, 1991 and that all dividends were reinvested.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                           1991     1992     1993     1994     1995     1995
                           ----     ----     ----     ----     ----     ----
Texas Regional ...........  100      129      192      206      293      586
S&P 500 Index ............  100      108      118      120      165      203
NASDAQ Bank Stock Index ..  100      146      166      165      246      326

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Some of the Company's officers and directors and their related parties have had, in the ordinary course of business, banking transactions with Texas State Bank. All such transactions have been in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing for comparable transactions with others, and have not included more than the normal risk of collectibility or other unfavorable features.

     Texas State Bank, along with other banks in the Rio Grande Valley, sells credit life insurance for Texas State Life Insurance Company. Texas State Life Insurance Company is partly owned by Mr. G. E. Roney, who is the Chairman of the Board, President and Chief Executive Officer of the Company. Commission fee income received by Texas State Bank from Texas State Life Insurance Company totaled $223,082 for the year ended December 31, 1996.

     Mr. Joe Kilgore, a Director of the Company, is a partner in the law firm of McGinnis, Lochridge & Kilgore, L.L.P. His firm received fees for legal services rendered to the Company and its subsidiary during 1996, but the amount of the fees received did not exceed either 5% of his firm's gross revenues for 1996 or 5% of the Company's total operating expenses for the year ended December 31, 1996.

     Mr. Morris Atlas, a Director of the Company, is a partner in the law firm of Atlas & Hall L.L.P. His firm received fees for legal services rendered to the Company and its subsidiary during 1996, but the amount of the fees received did not exceed either 5% of his firm's gross revenues for 1996 or 5% of the Company's total operating expenses for the year ended December 31, 1996.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that no officer or director has failed to report transactions in the Company's securities on a timely basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On October 7, 1996, the Company engaged KPMG Peat Marwick to perform an examination of its financial statements for the year ended December 31, 1996. It is the normal practice of the Board of Directors to select its independent public accountants at a Board meeting subsequent to the annual meeting. The Audit Committee has not yet made a recommendation to the Board of Directors concerning the appointment of auditors for the year ending December 31, 1997. It is anticipated that the Audit Committee will make their recommendation for the selection of the auditors to the Board of Directors at a meeting of the Board held subsequent to the annual meeting.

     A representative of KPMG Peat Marwick is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if such firm desires to do so and to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     In order to be included in the proxy materials for the 1998 annual meeting of shareholders, shareholder proposals for the 1998 annual meeting of shareholders must be received by the Company on or before November 10, 1997. Any shareholder proposal must also comply with applicable requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other matters likely to be brought before the meeting for action. However, if any matters do properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                   FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO ANN M. SEFCIK, CONTROLLER & ASSISTANT SECRETARY, TEXAS REGIONAL BANCSHARES, INC., P. O. BOX 5910, MCALLEN, TEXAS 78502-5910.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          NANCY F. SCHULTZ
                                          Senior Vice President, Secretary
                                          and Treasurer

March 10, 1997

                              FRONT SIDE OF PROXY

                         TEXAS REGIONAL BANCSHARES, INC.
                                ANNUAL MEETING OF
                         SHAREHOLDERS -- APRIL 14, 1997
                     PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Frank N. Boggus, G.
E. Roney, and Jack Whetsel, and each of them, proxies, with full power of substitution, to vote in the manner indicated on the reverse side hereof on proposal (1) and in their discretion on such other business as may properly come before the meeting, any and all of my (our) shares of record of Texas Regional Bancshares, Inc. Class A Voting
Common Stock at the annual meeting of shareholders to be held April 14, 1997 at the McAllen Country
Club, 615 Wichita, McAllen, Texas 78503 and at all postponements and adjournments of the meeting.
Dated  , 1997
Signatures
Signature(s) should agree with the name(s) to the left

         (Please mark, date, sign and return in the enclosed envelope)

    Unless otherwise specified, proxies will be voted FOR proposal (1)

    The Board of Directors recommends a vote FOR proposal (1)

        (1)  Election of Directors

[ ]  FOR all nominees listed below             [ ] WITHHOLD AUTHORITY
     (except as marked to the                      (to vote for all nominees
     contrary below)                               listed below)

                               BACK SIDE OF PROXY

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
             LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

    Morris Atlas, Frank N. Boggus, Robert G. Farris, Joe M. Kilgore, C. Kenneth Landrum, M.D., G. E. Roney, Julie G. Uhlhorn, Paul G. Veale, Sr. and Jack Whetsel

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY TO VOTE FOR THE ELECTION OF ANY PERSON AS A DIRECTOR FOR WHICH A NOMINEE IS NAMED ABOVE IF SUCH NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.